AMENDMENT TO MINERAL PROPERTY OPTION AGREEMENT

This Agreement is made effective as of April 6, 2011 and is Between:

MINQUEST INC., a company having an office at 4235 Christy Way, Reno,
Nevada, 89509, USA

(the “Optionor”)

And:

TAC GOLD CORPORATION, an incorporated company with offices at 203-
2780 Granville Street, Vancouver, BC, Canada

(the “Optionee”)

WHEREAS:

A.	The Optionor and the Optionee entered into a mineral property option agreement (the “Option Agreement”) made as of the 6th day of April, 2010.

B.

The Optionor and the Optionee are entering into this Amendment Agreement in order to clarify some of the provisions of the Option Agreement and to amend some of the provisions of the Option Agreement, as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the sum of $10 now paid by the Optionee to the Optionor, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The parties agree that the Effective Date referred to in the Option Agreement is April 6, 2010.

2.

The parties agree that the definition of “Property” in Section 1.1(a) is amended by deleting the reference to “Schedule A” and substituting therefor “Exhibit A”, and that the attachment to the Option Agreement titled “Exhibit A” that refers to Sections 22-27, 35 & 36, T23N, R44E & Sections 19, 30 & 31, T23N, R45E, Lander County, Nevada MDB&M and lists Claim Names, Claimant’s Names and NMC Numbers is the description of mineral interests referred to in the definition.

3.

The parties agree that the periods of time during which the Optionee is to incur Exploration Expenditures pursuant to Section 4.2(e) of the Option Agreement shall each be extended for a period of one year and accordingly clauses (i) through (vii) of Section 4.2(e) are deleted and the following are substituted therefor:

“(i) $200,000 on or before the second anniversary of the Effective Date;

(ii) an additional $200,000 on or before the third anniversary of the Effective Date;

(iii) an additional $250,000 on or before the fourth anniversary of the Effective Date;

(iv) an additional $300,000 on or before the fifth anniversary of the Effective Date;

(v) an additional $350,000 on or before the sixth anniversary of the Effective Date;

(vi) an additional $400,000 on or before the seventh anniversary of the Effective Date;

(vii) an additional $500,000 on or before the eighth anniversary of the Effective Date.”

4.	The Option Agreement as amended by this Agreement is hereby confirmed.

5.	This Agreement may be executed in counterparts and delivered by electronic transmission.

The parties have executed this Agreement with the intention of being legally bound.

MINQUEST INC.,

By:

Authorized Signatory

TAC GOLD CORPORATION

By:

Authorized Signatory